FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the
 Rule 10f3 Procedures)
Name of Fund:  Neuberger Berman Advisers Management Trust (NBAMT)

Name of Adviser (or SubAdviser)	 Lehman Brothers Asset Management LLC

1.	Issuer:								First Data Corporation

2.	Date of Purchase:						October 16, 2007

3.	Underwriter from whom purchased:				Citigroup

4.(a)	Affiliated Underwriter managing or
	participating in syndicate:					Lehman Brothers

  (b)	Other members of the underwriting syndicate			Citi, Credit Suisse,
	(List all or you may attach the first two			Deutsche Bank Securities,
	pages from the final prospectus):  				HSBC, Goldman, Sachs & Co.,
									Merrill Lynch & Co.
5.	Aggregate principal amount of purchase:				25,000,000

6.	Aggregate principal amount of offering:				2,200,000,000

7.	Total principal amount purchased for the Fund			120,000

8.	Purchase price (net of fees and expenses):			94.796

9.	Date offering commenced:					October 16, 2007

10.	Offering price at close of first full
	business day after offering commenced:				94.796

11.	Commission or Gross Spread:					0.0% 	 $?????/unit

12.	Yield to Maturity						10.417%

13.	Have the following conditions been satisfied?
	(Please check all those that apply).				Yes	No

(a)	The securities are (select one):

(i)	part of a Registered Offering;

(ii)	are part of an issue of Government Securities;

(iii)	are Eligible Municipal Securities;

(iv)	are securities sold in an Eligible Foreign
	Offering; or

(v)	are securities sold in an Eligible Rule 144A
	Offering?							X
									Yes	No
(b)	The securities were purchased prior to the
	end of the first day on which any sales
	were made (or if the securities were issued
	for subscription upon exercise of rights,
	the securities were purchased on or before
	the fourth day preceding the day on which
	the rights offering terminated)?				X

(c)	The purchase price paid was not more than the
	price paid by each other purchaser of
	securities in the offering or in any
	concurrent offering of the securities
	(except, in the case of an Eligible Foreign
	Offering, for any rights to purchase that
	are required by law to be granted to existing
	security holders of the issuer)?				X

(d)	The responses to (a), (b), and (c) above
	are based upon written statement(s) made by
	the issuer or a syndicate manager, or by an
	underwriter or seller of the securities
	through which the purchase was made?				X

(e)	The securities either are Eligible Municipal
	Securities, or the issuer of the securities
	and its predecessors have been in continuous
	operation for not less than three years?			X

(f)	The underwriting was a firm commitment
	underwriting (if the underwriters purchased
	any securities in the underwriting)?				X

(g)	The commission, spread or profit was
	reasonable and fair in relation to that being
	received by others for underwriting similar
	securities during the same period. (Please
	also complete the attached Comparables Form.)			X

(h)	The amount of such securities (other than
	those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase

(i)	did not exceed 25% of the principal amount of the offering,
	OR

(i)	if purchased in an Eligible Rule 144A Offering, the total
	amount purchased did not exceed 25% of the total of:

(a)	The principal amount of the offering of such class sold by
	underwriters or members of the selling syndicate to
	qualified institutional buyers, as defined in Rule 144A(a)	X

(i)	under the Securities Act of 1933, plus

(b)	The principal amount of the offering of such class in any
	concurrent public offering?					X

(j)

(i)	No affiliated underwriter was a direct or indirect
	participant in or beneficiary of the sale; OR			X


									Yes	No

(ii)	With respect to the purchase of Eligible Municipal
	Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

(k)	Information has or will be timely supplied to the Funds
	president and treasurer (or designee) for inclusion on
	SEC Form NSAR and quarterly reports to Trustees?		X



Signature:_________________________________________


Print Name:________________________________________Date:




RULE 10f3
COMPARABLES FORM


Name of Issue Purchased by Fund:
FDC 9.875% 09/24/2015 CUSIP 319963AN4


				Comparison # 1				Comparison # 2
Security Name
(include cusip)			Readers Digest Assn 9.0%		Univision Communication
				02/15/2017 CUSIP 755267AD3		9.75% 03/15/2015 CUSIP 904201AA8

Yield to Maturity		10.909 at 89				10.237% at 97.5


Type of Offering
(e.g., registered, 144A)	144A with Reg Rights			144A for Life



Date offering commenced		02/27/2007				03/01/2007


Offering Price at Issue		100					100


Was an affiliate managing
or a member of the syndicate?
(this is not required and it
is preferable that the
comparable not include an
affiliate).			NO					YES

Spread ($) or (%)		No fee					2.0%



Note:  Minimum of two
comparisons must be
completed for each
purchase.